Registration No. 333-
                                                          Filed January 27, 1997

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         BANK WEST FINANCIAL CORPORATION
--------------------------------------------------------------------------------
    (Exact Name of Registrant as Specified in its Articles of Incorporation)

      Michigan                                              38-3203447
--------------------------------------------------------------------------------
(State of Incorporation)                                  (IRS Employer
                                                        Identification No.)


            2185 Three Mile Road, N.W., Grand Rapids, Michigan 49544
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                        1995 DIRECTORS' STOCK OPTION PLAN
                  1995 KEY EMPLOYEE STOCK COMPENSATION PROGRAM
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

                                Paul W. Sydloski
                      President and Chief Executive Officer
                         Bank West Financial Corporation
                           2185 Three Mile Road, N.W.
                           Grand Rapids, MI 49544-1451
                                 (616) 785-3400
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   copies to:

                           Gerald F. Heupel, Jr., Esq.
                      Elias, Matz, Tiernan & Herrick L.L.P.
                              734 15th Street, N.W.
                              Washington D.C. 20005
                                 (202) 347-0300

                               Pages 1 of 13 pages
                    Index to Exhibits is located on page 6.

                                       CALCULATION OF REGISTRATION FEE

       Title of                                       Proposed              Proposed
      Securities                                       Maximum              Maximum               Amount of
         to be                 Amount to be         Offering Price           Aggregate          Registration
      Registered               Registered(1)           Per Share          Offering Price             Fee
      ----------               -------------           ---------          --------------             ---
Common Stock, par
  value $.01 per share           96,900(2)             $10.59(3)            $1,026,171             $310.96

Common Stock, par
  value $.01 per share           65,106(2)             $10.75(4)            $  699,890             $212.09

Common Stock, par
  value $.01 per share           69,426(5)             $10.55(6)            $  732,444             $221.95

Common Stock, par
   value $.01 per share               5(5)             $10.75(7)            $       54             $   .02
                                -------                ------               ----------             -------
Total                           231,437                $10.62               $2,458,559             $745.02
                                =======                ======               ==========             =======

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Bank West Financial Corporation (the "Company" or "Registrant") 1995 Key Employee Stock Compensation Program ("1995 Program") and the 1995 Directors' Stock Option Plan ("Directors' Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, par value $.01 per share ("Common Stock"), of the Company.

(2) Represents a portion of the 162,006 shares currently reserved for issuance pursuant to the 1995 Program.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share with respect to which stock options have been granted under the 1995 Program is $10.59 per share, the weighted average exercise price for the options which are outstanding under the 1995 Program as of the date hereof.

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the 65,106 shares for which stock options have not been granted under the 1995 Program is equal to the average of the high and low ($10.875 and $10.625, respectively) prices of the Common Stock of the Company on January 20, 1997 on the Nasdaq National Market.

(5) Represents a portion of the 69,431 shares currently reserved for issuance pursuant to the Directors' Plan.

(6) Estimated solely for the purposes of calculating the registration fee, which has been calculated pursuant to Rule 457(h)(1) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share with respect to which stock options have been granted under the Directors' Plan is $10.55 per share, the weighted average exercise price for the options which are outstanding under the Directors' Plan as of the date hereof.

(7) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the five shares for which stock options have not been granted under the Directors' Plan is equal to the average of the high and low ($10.875 and $10.625, respectively) prices of the Common Stock of the Company on January 20, 1997 on the Nasdaq National Market.

                            -------------------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. ss. 230.462.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1996;

     (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's Annual Report on Form 10-K for the year ended June 30, 1996 through the date of this filing;

     (c) The description of the Common Stock of the Company contained in Item 4 in the Company's Registration Statement on Form 8-A ("Form 8-A") (Commission File No. 0- 25666) filed with the Commission on March 7, 1995; and

     (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

Item. 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     In accordance with the Michigan Business Corporation Act, Article 9 of the Registrant's Articles of Incorporation provides as follows:

     A. Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited.

     B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Michigan law.

     C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending an action, suit or proceeding described in Section B of this Article 9 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the board of directors, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation and a written affirmation by such person of his or her good faith belief that they have met the applicable standard of conduct under Michigan law.

     D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, personal representatives and administrators of such person.

     E. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article 9.

     F. Security Fund; Indemnity Agreements. By action of the Board of Directors, the Corporation may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 9.

     G. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9, and no amendment or termination of any trust or other fund or form of self-insurance arrangement created pursuant to Section F of this Article 9, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

     H. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article 9, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

Item 7. Exemption from Registration Claimed.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

      No.                      Exhibit
      ---                      -------

      4                Common Stock Certificate*

      5                Opinion of Elias, Matz, Tiernan & Herrick
                       L.L.P. as to the legality of the securities

      23.1             Consent of Elias, Matz, Tiernan & Herrick
                       L.L.P. (contained in the opinion included as Exhibit 5)

      23.2             Consent of Crowe, Chizek and Company

      24               Power of attorney for any subsequent
                       amendments is located in the signature pages

      99.1             1995 Directors' Stock Option Plan**

      99.2             1995 Key Employee Stock Compensation
                       Program**


* Incorporated by reference from the Company's Form 10-K for the year ended June 30, 1995, filed by the Company with the SEC on September 28, 1995.

** Incorporated by reference from the Company's Form 10-K for the year ended June 30, 1996, filed by the Company with the SEC on September 23, 1996.

Item 9. Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan on January 27, 1997.


                                         BANK WEST FINANCIAL CORPORATION


                                         By:   /s/ Paul W. Sydloski
                                               --------------------
                                                   Paul W. Sydloski
                                                   President and Chief
                                                   Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Paul W. Sydloski his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


      Name                                     Title                                 Date
      ----                                     -----                                 ----
/s/Paul W. Sydloski                       President and Chief                   January 27, 1997
-------------------                       Executive Officer
Paul W. Sydloski                          (principal executive
                                          officer)



/s/Kevin A. Twardy                        Vice President and                    January 27, 1997
------------------                        Chief Financial Officer
Kevin A. Twardy                           (principal financial and
                                          accounting officer)



/s/George A. Jackoboice                   Director                              January 27, 1997
-----------------------
George A. Jackoboice


                                      - 9 -




      Name                                     Title                                 Date
      ----                                     -----                                 ----
/s/Carl A. Rossi                          Director                              January 27, 1997
----------------
Carl A. Rossi


/s/Jacob Haisma                           Director                              January 27, 1997
---------------
Jacob Haisma


/s/Thomas D. DeYoung                      Director                              January 27, 1997
--------------------
Thomas D. DeYoung


/s/Robert J. Stephan                      Director                              January 27, 1997
--------------------
Robert J. Stephan


/s/Richard L. Bishop                      Director                              January 27, 1997
--------------------
Richard L. Bishop


/s/John H. Zwarensteyn                    Director                              January 27, 1997
----------------------
John H. Zwarensteyn






















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